Exhibit 23.1
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            Consent of Independent Registered Public Accounting Firm
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The Board of Directors
Peapack-Gladstone Financial Corporation:


We consent to incorporation by reference in the registration statement on Form S-8, pertaining to the Peapack-Gladstone Financial Corporation 2006 Long-Term Stock Incentive Plan, of our reports dated February 28, 2006, relating to the consolidated statements of condition of Peapack-Gladstone Financial Corporation and subsidiary as of December 31, 2005 and 2004 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports are incorporated by reference in the December 31, 2005 Annual Report on Form 10-K of Peapack-Gladstone Financial Corporation.


                                        /s/ KPMG LLP

Short Hills, New Jersey
April 26, 2006